Exhibit 99.2

OMNI-CHANNEL GROWTH STRATEGY UPDATE May 14, 2020

NON-GAAP FINANCIAL MEASURES The Non-GAAP Financial Measures used in this presentation include Adjusted EBITDA, Adjusted EBITDAR, and Adjusted EBITDAR margin. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. The Company defines Adjusted EBITDA as earnings before interest expense, net; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment and financing charges; impairment losses; insurance recoveries and deductible charges; changes in the estimated fair value of the Company’s contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening and acquisition costs; and other income or expenses. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with the Company’s share of non-operating items (such as depreciation and amortization) added back for the Company’s joint venture in Kansas Entertainment. Adjusted EBITDA is inclusive of rent expense associated with the Company’s triple net operating leases (the operating lease components contained within the Penn Master Lease and Pinnacle Master Lease (primarily land), the Meadows Lease, the Margaritaville Lease, and the Greektown Lease). Although Adjusted EBITDA includes rent expense associated with the Company’s triple net operating leases, the Company believes Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of the Company’s consolidated results of operations. Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of the Company’s business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. The Company presents Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including the Company’s ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within the industry in which the Company operates. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly-used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results. The Company defines Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate the Company’s business). Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valua tion metric. Management believes that Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) the Company believes Adjusted EBITDAR is traditionally used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) Adjusted EBITDAR is one of the metrics used by other financial analysts in valuing the Company’s business. The Company believes Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate; and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate. However, Adjusted EBITDAR when presented on a consolidated basis is not a financial measure in accordance with GAAP, and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the rent expense associated with the Company’s triple net operating leases and is provided for the limited purposes referenced herein. Adjusted EBITDAR margin is defined as Adjusted EBITDAR on a consolidated basis (as defined above) divided by revenues on a consolidated basis. Adjusted EBITDAR margin is presented on a consolidated basis outside the financial statements solely as a valuation metric. Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the tables in this presentation for reconciliations of these measures to the GAAP equivalent financial measures. 2

FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. These forward-looking statements, including statements regarding pro forma financial information, COVID-19, the length of time Penn National’s gaming facilities will be required to remain closed and the impact of these closures on Penn National and its stakeholders, the demand for gaming once the facilities reopen, the impact of COVID-19 on general economic conditions, capital markets, unemployment and the Company’s liquidity, operations, supply chain and personnel, the expected launch of the Barstool-branded mobile sports betting product and other Penn Interactive products, Penn Interactive’s expected revenue, illustrative market share data, the Company’s estimated monthly operating costs, the Company’s illustrative liquidity runway and number of months the Company could withstand with no operations, the potential synergies related to the acquisition of Pinnacle Entertainment, Inc., and the Company’s ability to gain market share in the interactive gaming market are subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to, risks related to the following: (a) the anticipated use of proceeds from the common stock offering and convertible notes offering; (b) the magnitude and duration of the impact of the COVID-19 pandemic on capital markets, general economic conditions, unemployment, consumer spending and the Company’s liquidity, financial condition, supply chain, operations and personnel; (c) industry, market, economic, political, regulatory and health conditions; (d) disruptions in operations from data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as COVID-19, and other natural or manmade disasters or catastrophic events; (e) the reopening of the Company’s gaming properties are subject to various conditions, including numerous regulatory approvals and potential delays and operational restrictions; (f) the Company’s ability to access additional capital on favorable terms or at all; (g) the Company’s ability to remain in compliance with the financial covenants of its debt obligations; (h) the consummation of the proposed Morgantown and Perryville transactions with GLPI are subject to various conditions, including third-party agreements and approvals, and accordingly may be delayed or may not occur at all; (i) actions to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic could negatively impact guest loyalty and the Company’s ability to attract and retain employees; (j) the outcome of any legal proceedings that may be instituted against the Company or its directors, officers or employees; (k) the impact of new or changes in current laws, regulations, rules or other industry standards; (l) the ability of the Company’s operating teams to drive revenue and margins; (m) the impact of significant competition from other gaming and entertainment operations; (n) the Company’s ability to obtain timely regulatory approvals required to own, develop and/or operate the Company’s properties, or other delays, approvals or impediments to completing the Company’s planned acquisitions or projects, construction factors, including delays, and increased costs; (o) the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which the Company does or seeks to do business (such as a smoking ban at any of its properties or the award of additional gaming licenses or new forms of gaming in states we operate in or proximate to its properties, as recently occurred with Illinois and Pennsylvania legislation); (p) the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; (q) the activities of the Company’s competitors (commercial and tribal) and the rapid emergence of new competitors (traditional, internet, social, sweepstakes based and video gaming terminals in bars and truck stops); (r) increases in the effective rate of taxation for any of the Company’s operations or at the corporate level; (s) the Company’s ability to identify attractive acquisition and development opportunities (especially in new business lines) and to agree to terms with, and maintain good relationships with partners/municipalities for such transactions; (t) the costs and risks involved in the pursuit of such opportunities and the Company’s ability to complete the acquisition or development of, and achieve the expected returns and synergies from, such opportunities; (u) the Company’s expectations for the continued availability and cost of capital; (v) the impact of weather, including flooding, hurricanes and tornadoes; (w) changes in accounting standards; (x) the risk of failing to maintain the integrity of the Company’s information technology infrastructure and safeguard its business, employee and customer data (particularly as its iGaming division grows); (y) with respect to the Company’s iGaming and sports betting endeavors, the impact of significant competition from other companies for online sports betting, iGaming and sportsbooks, its ability to achieve the expected financial returns related to its investment in Barstool Sports, its ability to obtain timely regulatory approvals required to own, develop and/or operate sportsbooks may be delayed and there may be impediments and increased costs to launching the online betting, iGaming and sportsbooks, including delays, and increased costs, intellectual property and legal and regulatory challenges, as well as its ability to successfully develop innovative products that attract and retain a significant number of players in order to grow its revenues and earnings, its ability to establish key partnerships, its ability to generate meaningful returns and the risks inherent in any new business; (z) with respect to the Company’s proposed Pennsylvania Category 4 casinos in York and Berks counties, risks relating to construction, and its ability to achieve its expected budgets, timelines and investment returns, including the ultimate location of other gaming properties in the Commonwealth of Pennsylvania; and (aa) other factors included in “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this presentation may not occur. 3

COVID-19 UPDATE ➢ In March 2020, Penn National Gaming was forced to close all 41 of its properties in response to the COVID-19 pandemic Since then, the Company has taken a number of steps to strengthen its financial position, including: ➢ – – Dramatically reducing monthly expenses Securing rent credits of $337.5 million from its principal landlord, Gaming & Leisure Properties, Inc., in exchange for, among other things, the sale of the real estate assets of Tropicana Las Vegas Reaching an agreement with its lenders for covenant relief under our credit agreement Successfully completing a public equity offering as described on the following slide – – ➢ These steps have significantly improved the Company’s liquidity profile and have positioned the Company for long-term success upon the re-opening of its properties 4

RECENT EQUITY OFFERING ➢ Offering Summary: – Based on strong investor demand, on May 14, 2020, we raised $300 million of common stock and $300 million of convertible debt and granted the underwriters an option to acquire an additional $45 million of each over the next 30 days ➢ Rationale for Offering: – Solidifies our balance sheet and positions the Company for long-term success • Pro forma for the offering, Penn had over $1.3 billion in cash and cash equivalents as of March 31, 2020, which provides significant ongoing liquidity – Strengthens our resources to further invest in growth potential • We have a truly differentiated omni-channel strategy, supercharged through our partnership with Barstool Sports 5

RE-IMAGINING OPERATIONS TO DRIVE EFFICIENCIES ➢ We anticipate many of our properties will open in late May or early June, and we will scale operations according to demand – Louisiana casinos are currently scheduled to reopen on May 18, and we believe several other states will follow shortly thereafter ➢ We have identified operational efficiencies, technology enhancements and reimagined product offerings to further improve our industry-leading margins while enhancing the guest experience We are implementing upgrades to our mychoice program to appeal to new customers, including sports bettors Our retail sportsbooks will be re-branded Barstool Sportsbook, and we have remained focused on delivering a best-in-class mobile sports betting app in 3Q 2020 ➢ ➢ 6

PENN IS WELL-POSITIONED FOR DIFFERENTIATED SUCCESS Unrivaled geographic footprint that includes 42 properties1 across 20 states¹ and unique omni-channel business model 1 2 Market leading properties and best-in-class operator Barstool Sports complements Penn’s core regional casino business and accelerates our digital growth strategy 3 Poised to capture significant market share in the high growth U.S. sports and online casino markets 4 7 1 Includes the potential Perryville option property in Maryland.

SNAPSHOT OF PENN NATIONAL GAMING 1 Diversified regional footprint and low reliance on destination markets will enable faster ramp up of operations 2019A Gross Gaming Revenue by State2 Other3 7% Louisiana 14% Iowa 3% Kansas 3% Massachusetts 3% Ohio 14% Colorado 3% Mississippi 7% Michigan 6% Missouri 11% Illinois 6% West Virginia 6% Pennsylvania 10% Indiana 7% 42 Properties1 (+2 developments in PA) 20¹ Jurisdictions 51,000+ Slots 1,300+ Tables 9,000+ Rooms 1 Includes the potential Perryville option property in Maryland. 2 Pro forma for Greektown Casino-Hotel acquired on May 23, 2019. 3 Includes New Mexico, Maine, Las Vegas Local and Nevada (Non-Las Vegas). 8

REGIONAL GAMING HAS DEMONSTRATED RESILIENCE 1 Revenue Growth Year Over Year¹ | Cumulative % Change • Regional revenues remained relatively flat through the Great Recession and were above pre-Recession levels by 2011 12.0% 3.1% (0.6)% (2.7)% (3.5)% (4.0)% • Las Vegas Strip revenues faced a more significant and sustained % drop in revenues during the Great Recession compared to Regional gaming revenues (14.0)% (21.5)% (15.1)% (18.4)% 2009 2007 2008 2010 2011 2012 Las Vegas Strip Regional 9 Source: Company data, state and national gaming regulators, GS Research, DICJ, UNLV | ¹ Regional includes U.S. total commercial casino gaming revenues minus Las Vegas Strip and Atlantic City revenues. Indexed to 2007. U.S. Regional¹ and Las Vegas Performance Through the Great Recession

UNIQUE & FULLY INTEGRATED OMNI-CHANNEL APPROACH 1 Penn’s deep database and partnership with Barstool Sports should provide significant organic customer acquisition and cross-sell Mobile Sportsbook Mobile iCasino 66m Stoolies 20m members Retail Sportsbooks Regional Casinos 10

PREMIER REGIONAL PROPERTIES 2 L’Auberge Lake Charles (Lake Charles, LA) L’Auberge Baton Rouge (Baton Rouge, LA) Greektown Casino-Hotel (Detroit, MI) The M Resort (Las Vegas, NV) Hollywood Casino St. Louis (Maryland Heights, MO) Ameristar Black Hawk (Black Hawk, CO) 11

READY TO EXECUTE POST RE-OPENING 2 ✓ ✓ Highly experienced leadership team Lean and efficient operating model 30.3% – – Best-in-class operating margins Preparing to implement changes to further improve operational efficiencies 29.1% 27.9% 2017 2018 Adjusted EBITDAR Margin 2019 ✓ Success at achieving and surpassing synergies – Tracking to realize $135-$140m in synergies from the Pinnacle acquisition, well above initial target of $100m ✓ Superior loyalty program 61.7% – Industry leading mychoice program improves customer loyalty, while encouraging cross-play across properties and platforms (which greatly increases customer value) Planned enhancements will further expand the reach and effectiveness of mychoice 51.9% 39.9% 31.5% – RRR BYD ERI PENN 12 Source: Actual data used for PENN. Competitor information from Deutsche Bank Research Regional Gaming Report dated March 12, 2019 (based on 2018 operating results) Gaming Tax Adjusted Margins | Penn vs. Peers Penn Has Demonstrated Steadily Improving Margins

STRONG 1Q20 RESULTS THROUGH FEBRUARY 2 Prior to COVID-19, performance in 1Q 2020 was on track to beat 2019 performance Revenue grew by 7% and Adj. EBITDAR grew by 14% vs. January 2019 results January 2020 $458 Revenue grew by 6% and Adj. EBITDAR grew by 12% vs. February 2019 results February 2020 January February 2019 Revenue 2020 Revenue $145 $129 Retail sports betting is proving to be a significant catalyst for both gaming and non-gaming revenue $124 $109 January February 2019 EBITDAR 2020 EBITDAR 13 1 2019 data is pro forma for Greektown Casino. YoY Adj. EBITDAR by Month1 ($m) $438$433 $408 YoY Revenue by Month1 ($m)

SOLID GROWTH DRIVEN BY M&A SUCCESS 2 Track-record of accretive M&A and synergy realization has helped drive consistent growth ($m) $6,000 $5,301 $5,000 $4,000 $3,000 $2,000 $1,000 $-2017 2018 Adjusted EBITDAR 2019 Revenues 14 $3,588 $1,605 $3,148 $1,043 $879

RECENT M&A ACCRETIVE TO OUR GROWTH STRATEGY 2 Greektown Casino-Hotel in Detroit, Michigan – – – Acquired on May 23, 2019 Tremendous location in historic downtown area Provides direct market access to Michigan, which recently authorized retail and online sports betting and iCasino Barstool-branded retail sportsbook to open in 3Q 2020 EBITDAR grew by 6.3% in the nine months following acquisition – – Margaritaville Casino in Bossier City, Louisiana – – Acquired on January 1, 2019 Newest and best-in-class casino in Bossier City / Shreveport, LA market, which serves NW Louisiana and North Texas (Dallas) Significant synergies with Penn’s Boomtown Casino in same market EBITDAR grew by 10.9% in the twelve months following acquisition – – 15

BARSTOOL'S EXPANSIVE OMNI-CHANNEL REACH 3 A SPORTS & ENTERTAINMENT, LISTENERS DIGITAL MEDIA PLATFORM DELIVERING SATIRICAL, RELATABLE AND ENGAGING CONTENT TO AUDIENCES 24/7 66 million Monthly Unique Visitors per Nielsen Digital Source: Podtrac 3rd party data and company proprietary data from each channel Note: Unique Visitors metric per Nielsen Digital, May 2019. 16 Metrics as of April 2020 WEBSITE PODCASTS 13.7M MONTHLY UNIQUES +25% Y/Y 11.2M +25% Y/Y SNAPCHAT YOUTUBE 5.9M SUBSCRIBERS +41% Y/Y 2.0M SUBSCRIBERS +237% Y/Y TWITTER 20.6M FOLLOWERS +46% Y/Y FACEBOOK 4.7M FOLLOWERS +41% Y/Y INSTAGRAM 42.0M FOLLOWERS +48% Y/Y TIK-TOK 9.1M FOLLOWERS From zero in PY

BARSTOOL BRINGS COMPLEMENTARY DEMOGRAPHICS 3 62% 44% 41% ✓ ✓ ✓ A widely recognized sports brand Media integration with a large, relevant audience (66m uniques) Best-in-class product (currently under development by Penn’s in-house team) of “Stoolies” bet on sports of those gamblers bet at least 1x/week of those gamblers say their average bet is >$51 38% 669 338 23 PERSONALITIES PODCASTS VIDEO SHOWS PPEE RSON ALLIITTIIE S PODCASTTS VIDEO SHOW S 21-34 35-44 45-54 Age 55-64 65+ DAILY LIVE 17 Source: Internal Barstool data and customer survey results 27% 18% 9%4% Daily Live Social Events Barstool’s Audience Demographics All of the Components to Compete High Betting Propensity

PENN HAS THE PIECES IN PLACE TO WIN 3 Market Access / Product • Licenses in 19 states (with option for 20th) along with excess skins to trade for additional market access Retail sportsbooks operations In-house product / development team for mobile sportsbook and iCasino product 1 • • Brand / Customer Acquisition 2 • • • Powerful sports betting brand Loyal audience of 66m uniques Fully integrated media promotion Tools & Services • • • • Odds compilation Risk management Player account management Traveling player wallet 3 18

4 PENN IS POSITIONED FOR EFFICIENT MARKET SHARE GROWTH

PENN NATIONAL GAMING, INC.

Lower Customer Acquisition Cost



Barstool will act as the primary acquisition funnel for Penn's sports betting and corresponding iCasino products, supplemented by Penn's casino database

Access Fee Economics



Penn's direct access to 20 states significantly reduces third party access fees, while providing a steady income stream from "skin" partners, including DraftKings, FoxBet, PointsBet and theScore

Higher Customer Lifetime Values



Barstool's loyal audience will improve retention, reduce promo cost and increase spend per customer

Comprehensive Loyalty Program



my**choice** program incentivizes players to consolidate play and rewards customers for playing across all platforms

Combination of scale and growing customer base positions Penn to achieve market-leading profitability

mychoice | BARSTOOL SPORTS | HOLLYWOOD AMERISTAR L'auberge HOLLYWOOD CASINO.COM

19

SIZING THE SPORTS BETTING AND ICASINO OPPORTUNITY 4 If we convert 5% of both the 66 million Barstool audience and the 5 million active members in mychoice to sports betting and iCasino customers, we could achieve 13% market share by revenue at maturity Barstool and mychoice Database Conversion1 Revenue EBITDA Source: Market share based on $19.4bn estimate per Susquehanna Research 1 Assumes 25% cross-sell rate between sports betting into iCasino, with average revenue per paying user of $300 for sports betting and $1500 for iCasino, at 30% EBITDA margins. 20 Implied8% Market Share 13% 19% $ 1.6 $ 2.6 $0.8 $ 3.6 $1.1 $0.5 3.0% 5.0% 7.0% Illustrative Market Share and Financial Impact ($bn)

APPENDIX 21

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIALS

PENN NATIONAL GAMING, INC.

The following reconciles net income to Adjusted EBITDAR and Adjusted EBITDA

($ in millions)	2017	2018	2019	For the three months ended March 31, 2020
Net income	$ 473.4	$ 93.5	$ 43.1	$(608.6)
Income tax expense (benefit)	(498.5)	(3.6)	43.0	(99.5)
Loss on early extinguishment of debt	24.0	21.0	-	-
Income from unconsolidated affiliates	(18.7)	(22.3)	(28.4)	(4.1)
Interest expense, net	463.2	538.4	534.2	129.8
Other expense (income)	2.3	7.1	(20.0)	21.8
Operating income	**$ 445.7**	**$ 634.1**	**$ 571.9**	**$(560.6)**
Stock-based compensation[1]	7.8	12.0	14.9	6.0
Cash-settled stock-based award variance[1,2]	23.4	(19.6)	0.8	(8.9)
Loss on disposal of assets[1]	0.2	3.2	5.5	0.6
Contingent purchase price[1]	(6.8)	0.5	7.0	(2.2)
Pre-opening and acquisition costs[1]	9.7	95.0	22.3	3.2
Depreciation and amortization	267.1	269.0	414.2	95.7
Impairment losses	18.0	34.9	173.1	616.1
Provision for (recoveries on) loan loss and unfunded loan commitments	89.8	(17.0)	-	-
Insurance recoveries, net of deductible charges[1]	(0.3)	(0.1)	(3.0)	(0.1)
Income from unconsolidated affiliates	18.7	22.3	28.4	4.1
Non-operating items for Kansas JV[3]	5.8	5.1	3.7	0.9
Adjusted EBITDA	**$ 879.1**	**$ 1,039.4**	**$ 1,238.8**	**$ 154.8**
Rent expense associated with triple net operating leases[1]	0.0	3.8	366.4	97.5
Adjusted EBITDAR	**$ 879.1**	**$ 1,043.2**	**$ 1,605.2**	**$ 252.3**
Net income margin	*15.0%*	*2.6%*	*0.8%*	*(54.5)%*
Adjusted EBITDAR margin	*27.9%*	*29.1%*	*30.3%*	*22.6%*

[1] These items are included in "General and administrative" within the Company's Consolidated Statements of Income. | [2] Our cash-settled stock-based awards are adjusted to fair value each reporting period based primarily on the price of the Company's common stock. As such, significant fluctuations in the price of the Company's common stock during any reporting period could cause significant variances to budget on cash-settled stock-based awards. During the year ended December 31, 2019, the price of the Company's common stock increased, which resulted in an unfavorable variance to budget. During the year ended December 31, 2018, the price of the Company's common stock decreased, which resulted in a favorable variance to budget. During the three months ended March 31, 2020, the price of the Company's common stock decreased significantly, which resulted in favorable variance to budget, while the price of the Company's common stock did not vary significantly during the three months ended March 31, 2019, which resulted in minimal variance to budget. | [3] Consists principally of depreciation and amortization associated with the operations of Hollywood Casino at Kansas Speedway.

mychoice BARSTOOL SPORTS HOLLYWOOD AMERISTAR L'auberge HOLLYWOOD CASINO.COM 22